EXHIBIT 5

LUSE GORMAN, PC
A PROFESSIONAL CORPORATION
ATTORNEYS AT LAW

5335 WISCONSIN AVENUE, N.W., SUITE 780
WASHINGTON, D.C. 20015

TELEPHONE (202) 274-2000
FACSIMILE (202) 362-2902
www.luselaw.com

July 23, 2021

Board of Directors
Hanmi Financial Corporation
900 Wilshire Boulevard, Suite 1250
Los Angeles, California 90017

Re:	Hanmi Financial Corporation 2021 Equity Compensation Plan
Registration Statement on Form S-8

Ladies and Gentlemen:

You have requested the opinion of this firm as to certain matters in connection with the registration of 1,200,000 shares of common stock, $0.001 par value per share (the “Shares”), of Hanmi Financial Corporation (the “Company”) to be issued pursuant to the Hanmi Financial Corporation 2021 Equity Compensation Plan (the “Plan”).

In rendering the opinion expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction of the following: (i) the Company’s Registration Statement on Form S-8 (the “Form S-8”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), on the date hereof; (ii) the Certificate of Incorporation of the Company, as amended to date and currently in effect; (iii) the Bylaws of the Company, as amended to date and currently in effect; (iv) the Plan; (v) certain resolutions of the board of directors of the Company relating to the approval of the Plan, the filing of the Registration Statement, and certain related matters; and (vi) applicable statutes and regulations governing the Company.  We have assumed the authenticity, accuracy and completeness of all documents in connection with the opinion expressed herein.  We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered.

Based on the foregoing, we are of the following opinion:

Following the effectiveness of the Form S-8, the Shares of the Company, when issued in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and non-assessable.

This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and shall not be used for any other purpose or relied upon by any other person without the prior express written consent of this firm.  We hereby consent to the use of this opinion in the Form S-8.  By giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Luse Gorman, PC
LUSE GORMAN, PC